UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 23, 2019

HMS Income Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction	814-00939 (Commission	45-3999996 (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas (Address of principal executive offices)		77056-6118 (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

     Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

The information discussed under Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2019, the Board of Directors (the “Board”) of HMS Income Fund, Inc. (the “Company”) unanimously approved an executive succession plan (the “Succession Plan”) in connection with strategic changes within the global investment management platform of Hines Interests Limited Partnership (“Hines”), the parent company to HMS Adviser LP, the Company’s investment adviser (the “Adviser”). Pursuant to the Succession Plan, the following leadership transitions have been approved by the Board to be effective June 30, 2019 and the biographies of the individuals transitioning into new roles are set forth below:

•
President. Sherri W. Schugart will transition her role as President to Janice E. Walker. Ms. Schugart will continue to serve as Chief Executive Officer and Chairman of the Board of the Company. In addition, Ms. Walker will succeed Frank R. Apollo as a member of the investment committee for the Adviser.

•
Chief Financial Officer (“CFO”). Ryan T. Sims will transition his role and responsibilities as CFO and as a member of the investment committee for the Adviser to David M. Covington, who has served as the Company’s Chief Accounting Officer and Treasurer since February 2015. Mr. Sims will also transition his role as Corporate Secretary to Jason P. Maxwell (the Company’s internal counsel and Chief Compliance Officer). Mr. Sims is expected to remain as an executive advisor to the Company’s management and Board through December 2019 in order to ensure an orderly transition. He also currently intends to serve in certain management positions at other Hines-affiliated entities and funds through December 2019.

•
Chief Investment Officer (“CIO”). Alejandro O. Palomo, the lead member of the investment committee and senior portfolio manager for the Adviser, has been appointed to serve in the newly-created role of CIO.

•
Chief Accounting Officer (“CAO”) and Treasurer. Mr. Covington, upon assuming the role of CFO, will transition his role and responsibilities as CAO and Treasurer as well as his membership on the valuation committee for the Adviser to Jeffrey S. Folkerts, who has served as a Senior Controller and Controller for the Company since January 2015 and for various other Hines funds since May 2012.

•
General Counsel and Corporate Secretary. Jason P. Maxwell has been appointed to serve in the newly-created role of General Counsel and as the Corporate Secretary of the Company. Mr. Maxwell will also continue to serve as the Company’s Chief Compliance Officer.

The changes above are not the result of any disagreement with the Company regarding its operations, policies or practices. Except for standard indemnification agreements entered into or to be entered into between the Company and each of the following named individuals, there are no current or proposed transactions between the Company and any of Ms. Walker, Mr. Covington, Mr. Palomo, Mr. Folkerts or Mr. Maxwell or any of their respective immediate family members that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission, and there are no family relationships between any of the aforementioned individuals and any director, officer or person nominated by the Company to become a director or officer of the Company. Each of these individuals has entered into or is expected to enter into the same form of indemnification agreement with the Company that has been previously approved by the Board for its present officers and directors. The indemnification agreement requires, among other things, that, subject to certain limitations, the Company will indemnify the officer or director and advance all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The preceding summary of the Company’s form of indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement that is incorporated herein by reference as Exhibit 10.1 to this Current Report on Form 8-K.
The biographies of the individuals appointed to new positions as discussed above follows, including their new titles that will take effect for the Company and the Adviser on June 30, 2019:
Janice E. Walker, President, Age 46. Ms. Walker joined Hines in February 2005 and is a Senior Managing Director-Investment Management at Hines, a position she has held since June 2018. Prior to that she served as a Managing Director at Hines since July 2012. Ms. Walker was also recently appointed to serve as the President of the general partner of the Adviser, with such appointment to be effective on June 30, 2019.  In these positions, Ms. Walker will be responsible for the execution of the Company’s business plan and operations.  Also effective on June 30, 2019 Ms. Walker was recently appointed to serve as Chief Operating

Officer of Hines Global Income Trust, Inc. (“HGIT”), a REIT sponsored by Hines, and its advisor, Hines Global REIT II GP LLC (“HGR II Advisor GP”).   Since July 2017, Ms. Walker has also served as the Chief Executive Officer and President of Hines Realty Income Fund LLC (“HRIF”), a commingled discretionary closed-end fund with a real estate debt investment strategy that is sponsored by Hines.  In this role, Ms. Walker is responsible for establishing and executing portfolio strategy, including the oversight of the fund’s real estate debt investments.  Ms. Walker has been responsible for portfolio management for HGIT since July 2013 and for Hines Global REIT, Inc. (“HGR”) since December 2008. Ms. Walker was previously responsible for portfolio management for Hines Real Estate Investment Trust, Inc. (“Hines REIT”) and the Hines US Core Office Fund LP (“Core Fund”) from 2005 through the liquidation and dissolution of Hines REIT and the Core Fund in August 2018 and December 2018, respectively.  She has also been responsible for the procurement of debt for real estate investment acquisitions, as well as corporate financing, and has originated over $5 billion for the benefit of the previously mentioned funds.  Prior to joining Hines, Ms. Walker had extensive acquisitions and asset management experience at a global hospitality firm.  She began her career at Arthur Andersen LLP where she was a manager in the audit practice for both public and private company clients.  Ms. Walker received a B.B.A and M.S.A in Accounting from Texas Tech University.
David M. Covington, Chief Financial Officer, Age 45. Mr. Covington joined Hines in May 2006. Mr. Covington has served as Chief Accounting Officer and Treasurer for the Company (and the general partner of the Adviser) since February 2015. He has also served as a member of the valuation committee for the Adviser. Additionally, Mr. Covington serves as Chief Financial Officer and Treasurer of HRIF. In these roles, Mr. Covington is responsible for the oversight of financial operations, equity and debt financing activities, investor relations, accounting, financial reporting, tax, legal compliance and administrative functions. Mr. Covington also served as the Chief Accounting Officer and Treasurer of the Core Fund from November 2011 through such entity’s dissolution in December 2018. He previously served as Senior Controller for the Core Fund from July 2010 through October 2011 and as Controller for the Core Fund from May 2006 through June 2010. Prior to joining Hines, Mr. Covington spent four years at Ernst & Young LLP in the audit practice and most recently, was Corporate Controller of an information technology services firm. He graduated from the University of Texas at Austin with a B.B.A and M.P.A. in Accounting and is a Certified Public Accountant.
Alejandro O. Palomo, Chief Investment Officer, Age 39. Mr. Palomo joined Hines in August 2012 as a Director-Investment Management and was promoted to Managing Director-Investment Management at Hines in August 2016. Mr. Palomo has served as the lead member of the investment committee and as senior portfolio manager for the Adviser since his arrival at Hines in 2012. Additionally, he serves as a member of the valuation committee for the Adviser. In these roles, Mr. Palomo is involved with the evaluation and approval of the Company’s investment opportunities as well as the monitoring of investment performance and valuation of the portfolio. Prior to joining Hines, from March 2008 to August 2012 Mr. Palomo was a Director at Main Street Capital Corporation (“Main Street”) involved with the origination, underwriting and valuation of investments within Main Street's lower middle-market portfolio. Before joining Main Street, from January 2005 to March 2008 Mr. Palomo worked at PricewaterhouseCoopers LLP in the transaction services group and the audit practice. He holds a B.B.A and a Masters in Accountancy from the University of Texas at El Paso and is a Certified Public Accountant.
Jeffrey S. Folkerts, Chief Accounting Officer and Treasurer, Age 41. Mr. Folkerts joined Hines in August 2004. Mr. Folkerts has served as a Senior Controller for Hines since July 2015 and as a Controller for Hines from July 2007 to June 2015. Since May 2012, Mr. Folkerts has served as a Controller for various Hines investment funds, including the Company, since January 2015, the Core Fund, and HRIF. In these roles, he was responsible for the management of the accounting, financial reporting and the Securities and Exchange Commission reporting functions, as applicable. From August 2004 until April 2012, Mr. Folkerts was responsible for management of the accounting and financial reporting functions for various real estate assets in Hines’ Southeast Region. Prior to joining Hines, Mr. Folkerts spent three years in the audit practices of Deloitte & Touche LLP and Arthur Andersen LLP, serving public and private clients primarily in the real estate industry. He holds a B.B.A. and Masters in Accounting from Auburn University and is a Certified Public Accountant.
Jason P. Maxwell, General Counsel, Chief Compliance Officer and Corporate Secretary, Age 46. Mr. Maxwell joined Hines in June 2006 and was appointed Senior Vice President-Legal and Co-Head of Legal at Hines in May 2019. Prior to that, he was a Vice President-Legal for Hines since September 2016 and is also the General Counsel of Hines Advisors Limited Partnership (“HALP”), a position he has held since January 2014 (prior to that, he held the title of Corporate Counsel of Hines and HALP from May 2006 through December 2013). Mr. Maxwell has served as Chief Compliance Officer of the Company and of the Adviser since August 2015. Additionally, he serves as a non-voting member and chair of the valuation committee for the Adviser. In his role at Hines, Mr. Maxwell created and leads the internal legal function for HALP and provides legal services to the Company, HGIT, and HGR, each of which are managed by affiliates of Hines. He has recently been appointed to serve as the General Counsel and Secretary of HGIT and HGR (as well as HGR II Advisors GP and Hines Global REIT Advisors LP, the advisor to HGR), with such appointments to be effective on June 30, 2019). Prior to their dissolution in August 2018 and December 2018, respectively, he led the provision of legal services to Hines REIT and the Core Fund. Among his other responsibilities, he provides corporate governance and general compliance guidance for the previously-mentioned funds’ boards of directors. Prior to joining Hines, Mr.

Maxwell was a partner in the law firm of Locke Liddell & Sapp LLP (n/k/a Locke Lord) where he practiced corporate and securities law. He graduated from the University of Miami with a B.B.A in Finance and holds a J.D. from the Georgetown University Law Center. He is a member of the State Bar of Texas.

Item 8.01.	Other Events.

On May 23, 2019, the Company's Board of Directors reapproved the Investment Advisory and Administrative Services Agreement by and between the Company and the Adviser and the Investment Sub-Advisory Agreement among the Company, the Adviser and MSC Adviser I, LLC for an additional one-year term.

Item 9.01.	Financial Statements and Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1
Form of Indemnification Agreement for Affiliated Directors and Officers (incorporated by reference to Exhibit (k)(5) to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form N-2, filed on May 31, 2012 (File No. 333-178548)).

Forward-Looking Statements

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and quarterly reports filed on Form 10-Q filed with the Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K are made only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Income Fund, Inc.

May 24, 2019	By:	/s/ Sherri W. Schugart
Name: Sherri W. Schugart
Title: President and Chief Executive Officer